UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5051 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5622 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Southern Union Company (“Southern Union”), Energy Transfer Equity, L.P. (“ETE”) and Sigma Acquisition Corporation have entered into the Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated as of September 14, 2011 (the “Merger Agreement”).  Pursuant to Section 5.7(c) of the Merger Agreement, ETE has exercised its right to request that Southern Union take such actions as may be necessary to eliminate from the Southern Union Savings Plan (the “Savings Plan”) any investment fund, election or alternative that provides for an investment directly in shares of Southern Union common stock, as of no later than immediately prior to the closing of the transactions contemplated by the Merger Agreement.  ETE has stated that the reason that it has requested that Southern Union eliminate investments in Southern Union common stock under the Savings Plan is that the receipt and retention of merger consideration in the form of ETE common units by Savings Plan participants would result in prohibited transactions under applicable rules and regulations of the Employee Retirement Income Security Act of 1974, as amended.

During the period when the trustee of the Savings Plan is taking the steps necessary to implement the liquidation of the Savings Plan’s investment fund that provides for investments directly in shares of Southern Union common stock, and the allocation and reinvestment of the proceeds of such liquidation to the affected Savings Plan participants’ accounts, participants in the Savings Plan will be unable to direct or diversify investments in or out of such investment fund, which constitutes a “blackout period” for the Savings Plan (the “Savings Plan blackout period”).  Pursuant to the Securities and Exchange Commission’s (“SEC”) Regulation BTR, a corresponding blackout period will be imposed on all of Southern Union’s directors and executive officers with respect to equity securities acquired in connection with their service to or employment with Southern Union.

On November 30, 2011, Southern Union sent a notice to its directors and executive officers informing them of the aforementioned corresponding blackout period, during which time they will be prohibited from engaging in transactions in Southern Union equity securities acquired in connection with their service to or employment with Southern Union (the “Notice”).  Southern Union directors and executive officers were informed that the Savings Plan blackout period currently is expected to begin at 4:00 p.m. (Eastern Time) on Thursday, January 5, 2012 and is expected to end at 4:00 p.m. (Eastern Time) on Friday, January 13, 2012.

Southern Union provided the Notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the SEC’s Regulation BTR.  A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: December 1, 2011	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

  Exhibit No.                                           Description

99.1     Notice to Directors and Executive Officers of Southern Union Company Concerning Limitations on Trading in Southern Union Company Securities